Press Release issued by the Company on October 23,2006
EX-99.1

MOVENTIS RECEIVES $500,000 INVESTMENT FROM TOP NEW YORK FUND

VISION CAPITAL ADVISORS SUPPORTS MOVENTIS BUSINESS MODEL AND MARKET OPPORTUNITY

Vancouver, BC – October 23, 2006 – Moventis Capital, Inc. (Moventis) (OTCBB: MVTS), a buyout and growth management company, announces that New York-based Vision Capital Advisors, LLP., a top-performing fundamental investor in private placements, has invested $500,000 in Moventis. The investment was made through the Vision Opportunity Master Fund, Ltd.

The investment of $500,000 is in the form of an unsecured note bearing 10% interest, with warrants at $0.65 and $1.00. Christopher Wall, director of research and investments at Vision Capital, comments, “Moventis has a solid business plan, a tremendous market opportunity and has already identified a strong first acquisition in PTL Electronics. We’re pleased to invest in this exciting company.”

“To receive the attention and support from such a highly-regarded institutional investor this early in our lifecycle is very rewarding,” comments Blake Ponuick, chairman and CEO of Moventis. “We believe it speaks volumes about our company’s potential and opportunity.”

The Vision Opportunity Master Fund investment will assist Moventis in moving forward with its acquisition of profitable Pacific Northwest electronics manufacturing services firm, PTL Electronics, Ltd. (PTL). Moventis announced a definitive agreement to acquire PTL earlier this year as part of a long term strategy to acquire established small and medium sized enterprises (SMEs) and build strong portfolios of companies in key growth sectors.

About Moventis

Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is a buyout and growth management company that strives to create shareholder value by acquiring and growing quality small and medium sized enterprises (SMEs) and building strong portfolios in key high-growth sectors.

Moventis intends to capitalize on an underserved market of established SMEs that do not meet the size or industry requirements of many acquisition or investment firms. A record number of these businesses is expected to exit over the next several years as baby boomer owners retire at a rate far outpacing the number of qualified buyers.

Moventis executed on its strategy in May 2006 by announcing a definitive agreement to acquire profitable Pacific Northwest electronics manufacturing services (EMS) firm, PTL Electronics, Ltd. For more information on Moventis, visit www.moventiscapital.com.

Safe Harbor Statement

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as “Forward-Looking Statements” for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. Forward-Looking Statements may be identified by words including “outlook”, “anticipate,” “await,” envision,” “foresee,” “aim at,” “plans,” “believe,” “intends,” “estimates” “expects” and “projects” including, without limitation, those relating to the company’s financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company’s business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management’s expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Blake Ponuick, CEO

604-535-3900

investors@moventiscapital.com